Exhibit 10.38
PATENTS SECURITY AGREEMENT
AGREEMENT (this “Patents Security Agreement”) made as of the 17th day of February, 2010, between ULTRALIFE CORPORATION, a Delaware corporation with its principal office at 2000 Technology Parkway, Newark, New York 14513 (the “Debtor”) and RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., (the “Secured Party”), with an office at 525 William Penn Place, Pittsburgh, Pennsylvania 15219.
RECITALS:
Debtor owns the patents and patent applications listed in Schedule A annexed to this Patents Security Agreement and made a part of this Patents Security Agreement. As a condition to the extension of credit to Debtor pursuant to a Credit Agreement dated as the date of this Patents Security Agreement, as such agreement may from time to time be amended, extended or supplemented, (the “Credit Agreement”) among the Secured Party, the Debtor and certain affiliated borrowing entities (the “Co-Borrowers”), the Secured Party has required the execution and delivery of this Patents Security Agreement by Debtor.
Accordingly, Debtor and Secured Party, intending to be legally bound hereby, agree that, as security for the full and timely payment of the Loans and all other sums which may become due under or in connection with the Credit Agreement or any of the related loan documents (the “Obligations”) (as defined in the Credit Agreement) in accordance with the terms of the Credit Agreement and the performance of the obligations of the Debtor and the Co-Borrowers under the Credit Agreement and this Patents Security Agreement, Debtor hereby mortgages to and pledges with the Secured Party, and assigns and grants to the Secured Party a lien and security interest in, all its right, title and interest in and to (i) each of the patents and patent applications, including the inventions disclosed or claimed therein, described in Schedule A to this Patents Security Agreement and any other patents and patent applications and similar legal protection, both domestic and foreign, including all continuations, extensions, renewals, substitutes, divisions or reissues thereof, that Debtor may acquire after the date of this Patents Security Agreement, (collectively, the “Patents”), and (ii) any and all proceeds of the Patents, including, without limitation, any royalties, fees, claims for past, present and future infringement and proceeds of sale or other disposition (the “Proceeds” and, together with the Patents, the “Patents Collateral”).
1. Debtor represents, warrants, covenants and agrees as follows:
(a) Debtor owns the Patents identified in Schedule A Debtor is the record owner of the Patents identified in Schedule A and all are in full force and effect. Debtor owns no patents or patent applications, domestic or foreign, other than the Patents identified in Schedule A.
(b) Debtor has the right and power to make the mortgage and pledge and grant the lien and security interest granted in this Patents Security Agreement, except as described on Schedule A.

(c) Debtor has used, and will continue to use, each of the Patents in accordance with applicable law, provided, that Debtor may cease such continued use of and/or cancel, terminate, abandon or allow to lapse any Patent in the ordinary course of business.
(d) Except to the extent that the Secured Party shall consent, in writing, Debtor will not assign, sell, transfer or otherwise dispose of, mortgage, pledge, hypothecate, grant a security interest in or lien upon, license, or encumber against any of the Patents Collateral.
(e) Debtor will perform all acts and execute any documents, including, without limitation, assignments suitable for filing with the United States Patent and Trademark Office and Uniform Commercial Code financing statements, reasonably requested of it by the Secured Party at any time to evidence, perfect and maintain the Secured Party’s rights in the Patents Collateral to the extent that Debtor continues to use the Patents that are part of the Patents Collateral in the ordinary course of business. Debtor will promptly notify Secured Party at the time Debtor acquires or creates any Patents not identified on Schedule A to this Patents Security Agreement. To the extent permitted by law, Debtor hereby authorizes the Secured Party to execute and file such assignments and financing statements (and/or similar documents) with respect to the Patents Collateral, or copies thereof or of this Patents Security Agreement, signed only by the Secured Party.
2. If an Event of Default (as defined in the Credit Agreement) has occurred, then, in addition to all other rights and remedies of the Secured Party, whether under law, the Credit Agreement or otherwise, the Secured Party may, without notice to, or consent by, Debtor, (a) grant itself a license to use the Patents of the Patents Collateral, or any of them, without payment of any kind, and until all inventories of finished goods produced for Debtor and/or ingredients and/or packaging materials unique to Debtor’s products are sold or consumed; (b) assign, sell or otherwise dispose of the Patents Collateral, or any of it, either with or without special or other conditions or stipulations, with power to buy the Patents Collateral or any part of it, and with power also to execute assurances, and to do all other acts and things for completing the assignment, sale or disposition which the Secured Party shall, in its sole discretion, deem appropriate or proper; and (c) in order to implement any such assignment, sale or other disposal of any of the Patents Collateral, pursuant to the authority granted in the Power of Attorney described in paragraph 3 of this Patents Security Agreement (such authority becoming effective on the occurrence of an Event of Default), execute and deliver on behalf of Debtor, one or more instruments of assignment of any of the Patents of the Patents Collateral, in form suitable for filing or recording in the United States Patent and Trademark Office or foreign patent offices. Debtor agrees to pay all reasonable costs and expenses incurred in any such transfer of the Patents of the Patents Collateral, including any taxes, filing or recording fees, reasonable attorneys’ fees and all reasonable travel and other expenses, and all such costs, to the extent paid by the Secured Party, shall be added to the obligations due under the Credit Agreement. The Secured Party will apply the proceeds actually received from any such assignment, sale or other disposition to the reasonable costs and expenses thereof and/or to the Obligations; and Debtor shall remain liable and will pay the Secured Party on demand any deficiency remaining and the balance of any expenses unpaid. Nothing contained in this Patents Security Agreement shall be construed as requiring the Secured Party to take any action at any time.

3. Concurrently with the execution and delivery of this Patents Security Agreement, Debtor is executing and delivering to the Secured Party an Assignment for Security suitable for recording in the United States Patent and Trademark Office, in the form of Exhibit 1 to this Patents Security Agreement (the “Assignment”), and two originals of a Special Power of Attorney, in the form of Exhibit 2 to this Patents Security Agreement (the “Power of Attorney”), for the Secured Party’s use in the assignment, sale or other disposal of the Patents pursuant to paragraph 2 of this Patents Security Agreement.
4. Notwithstanding anything to the contrary contained in this Patents Security Agreement, upon payment and performance in full of the Obligations and termination of the Credit Agreement, this Patents Security Agreement, and the Assignment and the Power of Attorney delivered in connection herewith, shall terminate and be of no further force and effect and Secured Party shall thereupon terminate its security interest in the Patents Collateral. Until such time, however, this Patents Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of Secured Party, the Debtor may not assign this Patents Security Agreement or any of its rights under this Patents Security Agreement or delegate any of its duties or obligations under this Patents Security Agreement, and any such attempted assignment or delegation shall be null and void. This Patents Security Agreement is not intended and shall not be construed to obligate the Secured Party to take any action whatsoever with respect to the Patents Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Debtor.
5. The provisions of this Patents Security Agreement are intended to be severable. If any provision of this Patents Security Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Patents Security Agreement in any jurisdiction.
6. No failure or delay on the part of Secured Party in exercising any right, remedy, power or privilege under this Patents Security Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of Secured Party under this Patents Security Agreement or the Credit Agreement nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
7. The rights, remedies, powers and privileges of Secured Party under this Patents Security Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have. In particular, the rights and remedies granted to the Secured Party under this Patents Security Agreement shall be in addition to the rights and remedies of the Secured Party under the Credit Agreement and any security agreement or other document or instrument executed and delivered in connection with the Credit Agreement.

8. All notices, statements, requests and demands given to or made upon either party in accordance with the provisions of this Patents Security Agreement shall be deemed to have been given or made when personally delivered or when given or made in accordance with the Credit Agreement.
9. Debtor acknowledges that the lien and security interest, and the rights and remedies, granted under this Patents Security Agreement are granted to the Secured Party for the benefit of the Secured Party.
10. Debtor consents to the exclusive jurisdiction and venue of the federal and state courts located in Erie County, State of New York in any action on, relating to or mentioning this Patents Security Agreement.
11. This Patents Security Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery of this Patents Security Agreement and the terms and provisions of this Patents Security Agreement shall be governed by and construed in accordance with the laws of that State and, to the extent applicable or governing, the laws of the United States of America.
IN WITNESS WHEREOF, the parties have executed and delivered this Patents Security Agreement as of the day and year first above written.

ATTEST:	ULTRALIFE CORPORATION

	By:	/s/ Philip A. Fain Philip A. Fain
Chief Financial Officer

(Corporate Seal]
RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc.

	By:	/s/ Ronald L. Tassone Ronald L. Tassone
Senior Vice President